EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-96004, 333-37229, 333-46243, 333-2672, 333-2674, 333-58799,
333-67733,  333-64069  and  333-52601)  and  on Forms S-8 (Nos. 333-05705, 333-
12551, 333-58801 and 333-60731) of our report  dated  January  30,  1999 of our audits of the consolidated financial statements of Home Properties of New York, Inc. as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



                                                /s/ PricewaterhouseCoopers LLP
                                                PricewaterhouseCoopers LLP

Rochester, New York
March 19, 1999